EXHIBIT 99.1
press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

American DG Energy Reports 2010 Third Quarter Financial Performance

EBITDA was $213,217 and Gross Margins expanded to 37%

WALTHAM, Mass. – November 8, 2010 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported overall revenues of $1,569,577 in the third quarter of 2010, compared to revenues of $1,992,079 in the third quarter of 2009. GAAP diluted loss per share (EPS) was $(0.00) in the third quarter of 2010, compared to $(0.01) for the same period in 2009, and GAAP operating income was a loss of $(61,015) in the third quarter of 2010, compared to a loss of $(161,407) for the same period in 2009.

Third Quarter 2010 Highlights:

•	Energy revenue increased by 11% compared to the third quarter of 2009.
•
Gross profit margin was 37% and energy gross margin without depreciation increased to 52% primarily due to the efficient operation of our energy systems, increased chilled water or cooling revenue and the lower price of natural gas. The natural gas pricing, a key component in calculating our thermal or hot water revenue, was again lower in the third quarter of 2010 compared to the same period of 2009.

•	Non-GAAP adjusted EBITDA was $213,217.
•	We received $111,250 in rebates and incentives in the third quarter or $428,751 for the first nine months of 2010.
•
We added a new energy system during the third quarter bringing the total number of energy systems operating to 71 and redeployed one system to another site. The total value of our current On-Site Utility energy agreements is approximately $152 million.

•	Our backlog consists of 15 energy systems.
•	We finished the quarter with over $4.0 million in cash, cash equivalents and short-term investments.
•	We raised $1.4 million from the sale of common stock of EuroSite Power Inc., a subsidiary whose business focus is to introduce the On-Site Utility solution into the European market.
•
We raised $1.0 million from an accredited investor by selling common stock at $2.50 per share and granted the investor a two-year warrant to purchase 400,000 shares of common stock of EuroSite Power Inc. at $1.00 per share.

•	Mr. Frank Mlynarczyk was added as a new member to our Board of Directors.

Recent Highlights

•	We announced an agreement to supply clean energy to Doubletree Guest Suites Boston, a premier, all-suite hotel in Boston, Massachusetts using a 75 kW combined heat and power system.
•	We raised an additional $325,000 by selling to accredited investors common stock of EuroSite Power Inc. at $1.00 per share.

“We are pleased to have accomplished our goal of a positive EBITDA of $213,217. This makes us one of the few alternative energy companies that have achieved positive EBITDA, which bodes well for our company as we continue to grow” said John N. Hatsopoulos, Chief Executive Officer of American DG Energy.

American DG Energy Reports Third Quarter 2010 Financial Performance, page 2 of 6

American DG Energy will hold its earnings conference call today, November 8, at 10:00 a.m. Eastern Time.  To listen, call (800) 860-2442 within the U.S., or (412) 858-4600 from international locations.  Participants should reference American DG Energy to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.  The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”  The earnings call will be available for playback through Monday, November 15, 2010.  To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Playback Code 445813.

The earnings conference call will be webcast live.  To register for and listen to the webcast, go to www.americandg.com/webcast.  Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems.  The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions.  American DG Energy is headquartered in Waltham, Massachusetts.  More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Third Quarter 2010 Financial Performance, page 3 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended September 30, 2010 and September 30, 2009
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2010	2009

Revenues
Energy revenues	$1,395,274	$1,259,738
Turnkey & other revenues	174,303	732,341
	1,569,577	1,992,079
Cost of sales
Fuel, maintenance and installation	763,653	1,120,868
Depreciation expense	226,006	189,021
	989,659	1,309,889
Gross profit	579,918	682,190

Operating expenses
General and administrative	375,197	365,054
Selling	111,132	315,850
Engineering	154,604	162,693
	640,933	843,597
Loss from operations	(61,015)	(161,407)

Other income (expense)
Interest and other income	11,779	21,009
Interest expense	(23,280)	(105,000)
	(11,501)	(83,991)

Loss before income taxes	(72,516)	(245,398)
Provision for state income taxes	(5,360)	(1,800)
Consolidated net loss	(77,876)	(247,198)

Less: Income attributable to the noncontrolling interest	(57,148)	(62,941)
Net loss attributable to American DG Energy Inc.	(135,024)	(310,139)

Net loss per share - basic and diluted	$(0.00)	$(0.01)

Weighted average shares outstanding - basic and diluted	44,835,844	36,513,672

Non-GAAP financial disclosure
Loss from operations	$(61,015)	$(161,407)
Depreciation expense	236,807	192,506
Stock based compensation	37,425	57,103
Adjusted EBITDA	213,217	88,202
Grants from rebates and incentives	111,250	17,830
Total cash inflows	$324,467	$106,032

American DG Energy Reports Third Quarter 2010 Financial Performance, page 4 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Nine Months Ended September 30, 2010 and September 30, 2009
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2010	2009

Revenues
Energy revenues	$3,744,862	$3,703,719
Turnkey & other revenues	513,955	771,822
	4,258,817	4,475,541
Cost of sales
Fuel, maintenance and installation	2,649,554	2,873,494
Depreciation expense	641,249	575,064
	3,290,803	3,448,558
Gross profit	968,014	1,026,983

Operating expenses
General and administrative	1,062,556	1,071,639
Selling	496,079	681,440
Engineering	587,664	415,775
	2,146,299	2,168,854
Loss from operations	(1,178,285)	(1,141,871)

Other income (expense)
Interest and other income	39,947	64,725
Interest expense	(96,085)	(329,744)
	(56,138)	(265,019)

Loss before income taxes	(1,234,423)	(1,406,890)
Provision for state income taxes	(10,710)	(5,650)
Consolidated net loss	(1,245,133)	(1,412,540)

Less: Income attributable to the noncontrolling interest	(136,936)	(157,959)
Net loss attributable to American DG Energy Inc.	(1,382,069)	(1,570,499)

Net loss per share - basic and diluted	$(0.03)	$(0.04)

Weighted average shares outstanding - basic and diluted	43,030,344	35,017,951

Non-GAAP financial disclosure
Loss from operations	$(1,178,285)	$(1,141,871)
Depreciation expense	667,436	585,267
Stock based compensation	139,203	218,320
Adjusted EBITDA	(371,646)	(338,284)
Grants from rebates and incentives	428,751	99,274
Total cash inflows	$57,105	$(239,010)

American DG Energy Reports Third Quarter 2010 Financial Performance, page 5 of 6

CONSOLIDATED BALANCE SHEETS
as of September 30, 2010 and December 31, 2009
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,921,211	$3,149,222
Short-term investments	117,074	678,921
Accounts receivable, net	669,748	518,379
Unbilled revenue	135,523	146,940
Due from related party	151,977	370,400
Inventory	494,248	379,303
Prepaid and other current assets	84,184	104,119
Total current assets	5,573,965	5,347,284

Property, plant and equipment, net	13,425,700	9,502,346
Accounts receivable, long-term	17,034	-

TOTAL ASSETS	19,016,699	14,849,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	397,021	740,474
Accrued expenses and other current liabilities	546,256	453,536
Due to related party	3,070,609	17,531
Capital lease obligations	3,365	3,365
Total current liabilities	4,017,251	1,214,906

Long-term liabilities:
Convertible debentures	-	5,320,000
Capital lease obligations, long-term	7,571	10,095
Total liabilities	4,024,822	6,545,001

Stockholders’ equity:
American DG Energy Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares
authorized; 45,098,029 and 37,676,817 issued and outstanding
at September 30, 2010 and December 31, 2009, respectively	45,098	37,677
Additional paid-in capital	27,796,204	19,725,793
Common stock subscription	5,000	-
Accumulated deficit	(13,621,179)	(12,239,110)
Total American DG Energy Inc. stockholders’ equity	14,225,123	7,524,360
Noncontrolling interest	766,754	780,269
Total stockholders’ equity	14,991,877	8,304,629

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,016,699	$14,849,630

American DG Energy Reports Third Quarter 2010 Financial Performance, page 6 of 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Nine Months Ended September 30, 2010 and September 30, 2009
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,382,069)	$(1,570,499)
Income attributable to noncontrolling interest	136,936	157,959
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	667,436	585,267
Provision for losses on accounts receivable	42,650	242,537
Amortization of deferred financing costs	6,395	6,395
Stock-based compensation	139,203	218,320

Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable and unbilled revenue	(199,636)	(652,178)
Due from related party	94,312	(14,489)
Inventory	(114,945)	(40,425)
Prepaid assets	13,540	(201)
Increase (decrease) in:
Accounts payable	(343,453)	193,332
Accrued expenses and other current liabilities	151,208	209,758
Due to related party	653,078	(35,321)
Net cash used in operating activities	(135,345)	(699,545)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,590,790)	(1,777,457)
Sale (purchases) of short-term investments	561,847	94,465
Net cash used in investing activities	(4,028,943)	(1,682,992)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of restricted stock	-	1
Proceeds from issuance of warrants	-	45,500
Proceeds from exercise of warrants	350,000	-
Proceeds from sale of common stock, net of costs	999,952	5,715,423
Proceeds from sale of subsidiary common stock, net of costs	1,356,037	-
Proceeds from exercise of stock options	54,941	-
Proceeds from related party line of credit	2,400,000	-
Convertible debenture transaction costs	(21,556)	-
Principal payments on capital lease obligations	(2,524)	(2,524)
Distributions to noncontrolling interest	(200,573)	(237,821)
Net cash provided by financing activities	4,936,277	5,520,579

Net increase in cash and cash equivalents	771,989	3,138,042
Cash and cash equivalents, beginning of the period	3,149,222	1,683,498
Cash and cash equivalents, end of the period	$3,921,211	$4,821,540

Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$12,880	$342,245
Income taxes	$24,518	$35,460

Non-cash investing and financing activities:
Conversion of convertible debentures to common stock	$5,320,000	$550,000